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                                                                    EXHIBIT 99.1


                           Blue River Bancshares, Inc.
                    29 East Washington Street, P. O. Box 927
                           Shelbyville, Indiana 46176


FOR IMMEDIATE RELEASE

DATE:       October 1, 2003
CONTACT:    Lawrence T. Toombs, President
            Blue River Bancshares, Inc.
            (317) 398-9721

            BLUE RIVER BANCSHARES, INC. ANNOUNCES THE OTS' LIFTING OF
                        'TROUBLED CONDITION' DESIGNATION


         Shelbyville, IN - Blue River Bancshares, Inc. (NASDAQ: BRBI) today announced that Blue River and its wholly owned subsidiary, Shelby County Bank, have received letters dated September 22, 2003 from their primary regulator, the Office of Thrift Supervision, which lifted the OTS' formal designation of Blue River and the Bank as being in "troubled condition".

         On July 20, 2000, the OTS issued a letter which formally designated the Bank to be in "troubled condition" based upon their supervisory concerns relating to the Bank's management, operating losses, interest rate risk sensitivity, internal controls and loan documentation. On February 7, 2001, the OTS designated Blue River to be in "troubled condition". These letters placed specific guidelines, reporting requirements and various operating restrictions on the Bank and Blue River, including growth restrictions. On April 5, 2001, the OTS notified the Bank in writing that its business plan and budgets had been approved and that the growth restrictions were removed.

         The letters of the OTS of September 22, 2003 lifted the remaining restrictions on both Blue River and the Bank and stated that the "troubled condition" designation no longer applied to either organization. Although the Bank is no longer subject to the growth restrictions previously imposed by the OTS, the Bank may not make any significant changes to its business plan and budget without the prior approval of the OTS. The Bank's business plan and budget provides for reasonable growth of the Bank utilizing the additional $1,500,000 of capital which has been contributed to the Bank during the second and third quarter of 2002. However, there can be no assurances that the Bank will grow. In fact, depending on business conditions, the Bank's size may decrease.

         Mr. Larry Toombs, President of Blue River and Shelby County Bank commented: "We are pleased that our efforts in addressing the concerns of the OTS and that the changes which have been implemented since 2001 have been recognized. Our management team was changed, and the modifications to our operations and controls were directed at remediation of the concerns previously expressed by the OTS, while still positioning Blue River and the Bank for the future. We are and will continue to implement changes to meet longer-term goals.



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We clearly need to continue to concentrate on increasing profits, but the lifting of this prior designation reflects the progress that has been made."

            Blue River continues to move forward with its proposed acquisition of Unified Banking Company in Lexington, Kentucky. All necessary applications with the OTS have been approved and the registration statement registering shares for the previously announced rights and community offering has been declared effective by the Securities and Exchange Commission. In addition, Unified Financial Services, Inc., the holding company of Unified Banking Company, obtained shareholder approval of that certain Stock Purchase Agreement, dated as of June 9, 2003, between Unified Financial Services and Blue River pursuant to which Unified Financial Services would sell all of the outstanding shares of the capital stock of Unified Banking Company to Blue River.

         Mr. Russ Breeden, Chief Executive Officer of Blue River stated: "This announcement represents another small hurdle which we had to cross in order for Shelby County Bank to become a premier community bank. For Blue River, the announcement closes a chapter of its history and positions it to actively create a successful holding company of multiple independent community-based financial institutions."

         Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, exceptions of the business environment in which Blue River operates, projections of future performance, perceived opportunities in the market, and potential future credit experience. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. Blue River's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the economy, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in Blue River's reports filed with the Securities and Exchange Commission.